Exhibit 99.1

[CIT Logo]

                   CIT Quantifies Exposure to Avianca Airlines

Livingston, NJ March 25, 2003: CIT Group Inc. (NYSE: CIT) disclosed its current financing relationship to Avianca which filed voluntary petitions for re-organization under Chapter 11 of the U.S. Bankruptcy Code on Friday, March 21, 2003.

Under existing agreements, CIT has operating leases with Avianca whereby it is the lessee of one MD 80 and one Boeing 757 aircraft, the latter of which is scheduled to come off lease in May. The outstandings under these operating leases total $41 million.

For information:           Investor Contact:
                                    Valerie L. Gerard, Vice President
                                    Investor Relations
                                    973-422-3284

                           Media Contact:
                                    Yvette Rudich, Vice President
                                    Director of Corporate Communications
                                    973-597-2095